SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

MEDWAVE, INC.

(Exact name of registrant as specified in charter)

Minnesota	0-28010	41-1493458
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4382 Round Lake Road West, Arden Hills, Minnesota  55112
(Address of principal executive offices)  (Zip code)

(651) 639-1227
(Registrant’s telephone number, including area code)

Item 8.  Change in Fiscal Year

On May 14, 2003, the Board of Directors of Medwave, Inc. (the “Company”) determined to change the Company’s fiscal year end, beginning with the current fiscal year, from April 30 to September 30.  The Company’s last fiscal year ended on April 30, 2003.  The Company’s next fiscal year will begin on October 1, 2003 and end on September 30, 2004.  As provided in Rule 15d-10(c) under the Securities Exchange Act of 1934, the Company will file a report on Form 10-Q covering the transition period from May 1, 2003 through September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.

Date: May 27, 2003	/s/ Timothy J. O’Malley
Timothy J. O’Malley
Chief Executive Officer and President